Exhibit 99.1

Contact:     Kenneth J. Mahon
Exec. VP and Chief Financial Officer
718-782-6200 extension 8265

Stephanie Prince
Director of Corporate Marketing
718-782-6200 extension 8250

DIME COMMUNITY BANCSHARES REPORTS FOURTH QUARTER AND ANNUAL 2004 EARNINGS

Brooklyn, NY - January 25, 2005 - Dime Community Bancshares, Inc. (NASDAQ: DCOM, the "Company"), the parent company of The Dime Savings Bank of Williamsburgh (the "Bank"), today reported net income of $10.2 million, or 29 cents per diluted share, for the quarter ended December 31, 2004, compared to $9.9 million, or 26 cents per diluted share, for the quarter ended December 31, 2003, which includes the restructuring charge detailed below, and $11.2 million, or 31 cents per diluted share, for the quarter ended September 30, 2004.

During the fourth quarter ended December 31, 2003, a balance sheet restructuring negatively impacted net income by $3.4 million. The Company sold $57.6 million of investment securities and utilized the proceeds to prepay $82.0 million of wholesale borrowings. This balance sheet restructuring reduced diluted earnings per share by $0.09 during the quarter ended December 31, 2003.

Earnings excluding income from prepayment fees on loans, gains or losses on the sale of securities, and prepayment expenses on borrowings were $9.6 million or 27 cents per diluted share for the quarter ended December 31, 2004, compared to $10.4 million, or 28 cents per diluted share, for the quarter ended December 31, 2003 and $9.9 million, or 28 cents per diluted share, for the quarter ended September 30, 2004.

For the year ended December 31, 2004, net income was $46.2 million, or $1.28 per diluted share, compared to $51.3 million, or $1.37 per diluted share, including the $0.09 restructuring charge detailed above, for the year ended December 31, 2003. Earnings excluding income from prepayment fees on loans, gains or losses on the sale of securities, and prepayment expenses on borrowings were $40.0 million, or $1.10 per diluted share for the 2004 year, as compared to $45.3 million, or $1.21 per diluted share, for the year ended December 31, 2003.

Fourth Quarter Highlights

▪	Real estate loan originations totaled $108.0 million, with an average rate of 5.55%.

▪	The annualized loan amortization rate declined to 11%.

▪	Loan portfolio growth was 3.3% annualized.

▪	Loan sales to Fannie Mae totaled $23.6 million.

▪	Total assets declined by 4.4% annualized as higher cost deposits were allowed to run off.

▪	The cost of deposits declined by 3 basis points sequentially to 1.63%.

▪	Net interest margin was 2.93%, one basis point higher sequentially.

▪	The Bank remained among the industry leaders in credit quality with non-performing assets representing only 4 basis points of total assets at period end.

▪	Non-interest expenses declined 6% year-over-year, despite one-time data processing conversion costs.

▪	The Company repurchased 307,504 shares into treasury during the quarter.

“As expected, the fourth quarter was characterized by stable deposit costs, lower prepayment fee income and a slowdown in loan originations,” said Vincent F. Palagiano, Chairman and Chief Executive Officer. “Asset quality and non-interest expenses remained in line with recent trends. These factors resulted in the stabilization of the net interest margin this quarter, and the continued generation of Dime’s traditional industry-high financial returns.”

FINANCIAL RESULTS

For the quarter ended December 31, 2004, the Company’s pre-tax income was $16.4 million, compared to $14.5 million in the same quarter of the previous year. The balance sheet restructuring recorded during the quarter ended December 31, 2003 reduced pre-tax net income by $6.1 million. Excluding the restructuring items, pre-tax income declined $4.2 million during the quarter ended December 31, 2004 compared to the quarter ended December 31, 2003. This decrease was primarily due to a decline of $1.0 million in net interest income, and a decrease of $3.9 million in non-interest income, resulting from a decline of $3.7 million in prepayment fees.

On a linked quarter basis, the Company’s pre-tax income declined $1.6 million from $18.0 million in the September 2004 quarter, to $16.4 million in the December 2004 quarter. This was attributable primarily to prepayment fee income that totaled $1.1 million during the December 2004 quarter as compared to $2.4 million recorded in the September 2004 quarter.

Net interest margin widened slightly to 2.93% during the December 2004 quarter from 2.92% in the September 2004 quarter. The net interest margin stabilized during the quarter in part due to an increase of 3 basis points in the yield on real estate loans (the largest component of interest earning assets). During the quarter ended December 31, 2004, the average yield on newly originated real estate loans was 5.55%, up from 5.23% during the quarter ended September 30, 2004.

A modest decline in the average cost of deposits also contributed to the stabilization of the net interest margin during the December 2004 quarter. Similar to the previous quarter a portion of higher cost, promotional deposits were allowed to run off during the December 2004 quarter, which resulted in a 3 basis point decline in the average cost of deposits. During the last two quarters of 2004, the average cost of deposits has declined by a total of 13 basis points.

Average deposits per branch approximated $111 million at December 31, 2004. The loan-to-deposit ratio was 113%, compared with 107% at December 31, 2003 and 113% at September 30, 2004. Core deposits comprised 57% of total deposits at December 31, 2004, compared to 61% at December 31, 2003, and 59% at September 30, 2004.

Non-interest income, excluding gains or losses on the sale of assets, totaled $3.3 million during the quarter ended December 31, 2004, compared to $7.4 million in the quarter ended December 31, 2003 and $4.9 million in the quarter ended September 30, 2004. The decline resulted primarily from decreases in prepayment fee income which totaled $1.1 million in the quarter ended December 31, 2004, $4.8 million in the quarter ended December 31, 2003 and $2.4 million in the quarter ended September 30, 2004.

The Company recorded a net gain of $357,000 on the sale of $23.6 million in loans to Fannie Mae during the quarter ended December 31, 2004.

There were no gains or losses recorded on the sales of securities during the quarter ended December 31, 2004. The Company recorded a loss of $2.0 million on the sale of $57.6 million of investment securities during the quarter ended December 31, 2003. The Company recorded a loss of $139,000 on the sale of $109.1 million of securities during the quarter ended September 30, 2004.

Non-interest expenses were $11.0 million during the quarter ended December 31, 2004, a decrease of 6% from the prior year quarter and a 5% increase linked-quarter. Non-interest expense increased $510,000 sequentially, largely due to one-time data processing costs resulting from the Company’s data system conversion completed in November 2004.

The effective tax rate was 37.5% for the quarter ended December 31, 2004. The effective tax rate for the full year 2004 was 37.3%.

Mr. Palagiano concluded, “Management continues to tightly control the rate of growth of the Company during this period of continuing low interest rates and a flattening yield curve. We believe that this strategy is the most prudent in this difficult environment and that coupled with the continued generation of high relative returns on assets and equity, as well as continued accumulation of capital, will best position the Company for future growth.”

REAL ESTATE LENDING AND CREDIT QUALITY

Real estate loan originations totaled $108.0 million during the quarter ended December 31, 2004. The average rate on these originations was 5.55%, up from 5.23% during the quarter ended September 30, 2004. Real estate loan prepayment and amortization during the December 2004 quarter approximated 11% of the loan portfolio on an annualized basis, compared to 40% during the December 2003 quarter and 21% during the September 2004 quarter.

Real estate loan originations for the full year 2004 totaled $1.01 billion as compared to $1.10 billion during 2003. Portfolio growth for the year was 14% compared to 1% in 2003. For the full year 2004, real estate loan prepayment and amortization equaled 24% compared to 45% in 2003.

At December 31, 2004, the multifamily and mixed use loan commitment pipeline approximated $96.6 million, at an average rate of 5.40%, of which $20.5 million is intended for sale to Fannie Mae.

The Company maintained its long record of outstanding credit quality during the most recent quarter. Non-performing loans were $1.5 million at December 31, 2004, representing 0.04% of total assets. Non-performing assets have remained below 5 basis points of total assets for the previous eight quarters.

SHARE REPURCHASE PROGRAM

During the December 2004 quarter, the Company repurchased 307,504 shares of its common stock into treasury. As of December 31, 2004, the Company had an additional 1.4 million shares remaining eligible for repurchase under its tenth stock repurchase program, approved in May 2004.

OUTLOOK

With mortgage refinance activity having subsided, Management projects a significant decrease in prepayment fee income and lower loan origination volumes in 2005 as compared to 2004. Additionally, the prospect of a flatter yield curve continues to challenge asset/liability management and planning. Because the Company maintains strong capital levels and returns on assets and equity, Management has currently taken a more prudent approach in this difficult environment to limit growth of earning assets until short term rates move closer to historical norms, thereby minimizing the levels of interest rate risk on the Company’s balance sheet.  As interest rates move closer to historical ranges and away from their historic lows, the Company would expect to resume asset growth during 2005.

For the first quarter of 2005, we are currently estimating that earnings per share will be in a range of $0.27-$0.29. This forecast includes a lower level of prepayment fee income, slightly higher deposit rates, as well as continued tight expense control.

CONFERENCE CALL

Management will conduct a conference call at 10:00 A.M. Eastern Time, on Wednesday, January 26, 2005, to discuss the Company’s operating performance for the quarterly period ended December 31, 2004.

The conference call will also be available via the Internet by accessing the following Web address: www.dsbwdirect.com or www.vcall.com. Web users should go to the site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast will be available until February 26, 2005.

ABOUT DIME COMMUNITY BANCSHARES

Dime Community Bancshares, Inc., a unitary thrift holding company, is the parent company of The Dime Savings Bank of Williamsburgh, Brooklyn, New York, founded in 1864. With $3.38 billion in assets as of December 31, 2004, the Bank has twenty branches located throughout Brooklyn, Queens, the Bronx and Nassau County, New York. More information on the Company and Bank can be found on the Bank's Internet website at www.dimedirect.com.

Statements made herein that are forward looking in nature within the meaning of the Private Securities Litigation Reform Act of 1995 are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, those related to overall business conditions and market interest rates, particularly in the markets in which the Company operates, fiscal and monetary policy, changes in regulations affecting financial institutions and other risks and uncertainties discussed in the Company's Securities and Exchange Commission filings. The Company disclaims any obligation to publicly announce future events or developments which may affect the forward-looking statements herein.

-	tables to follow -

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DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands except share amounts)
	December 31,
	2004	December 31,
ASSETS:	(Unaudited)	2003

Cash and due from banks	$26,581	$24,073
Investment securities held to maturity	585	710
Investment securities available for sale	54,840	37,107
Mortgage-backed securities held to maturity	465	770
Mortgage-backed securities available for sale	519,420	461,967
Federal funds sold and other short-term assets	103,291	95,286
Real estate Loans:
One-to-four family and cooperative apartment	138,125	138,039
Multi-family and underlying cooperative	1,916,118	1,737,306
Commercial real estate	424,060	309,810
Construction and land acquisition	15,558	2,880
Unearned discounts and net deferred loan fees	(463)	(1,517)

Total real estate loans	2,493,398	2,186,518

Other loans	2,916	4,072
Allowance for loan losses	(15,543)	(15,018)

Total loans, net	2,480,771	2,175,572

Loans held for sale	5,491	2,050
Premises and fixed assets, net	16,652	16,400
Federal Home Loan Bank of New York capital stock	25,325	26,700
Goodwill	55,638	55,638
Other assets	88,207	75,388

TOTAL ASSETS	$3,377,266	$2,971,661

LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
Checking and NOW	$138,402	$129,349
Savings	362,656	366,592
Money Market	749,040	745,387

Sub-total	1,250,098	1,241,328

Certificates of deposit	959,951	800,350

Total Due to depositors	2,210,049	2,041,678

Escrow and other deposits	48,284	39,941
Securities sold under agreements to repurchase	205,584	12,675
Federal Home Loan Bank of New York advances	506,500	534,000
Subordinated Notes Sold	25,000	25,000
Trust Preferred Notes Payable	72,165	-
Other liabilities	27,963	34,448

TOTAL LIABILITIES	3,095,545	2,687,742
STOCKHOLDERS' EQUITY:
Common stock ($0.01 par, 125,000,000 shares authorized,
50,111,988 shares and 49,160,657 shares issued at
December 31, 2004 and December 31, 2003, respectively,
and 37,165,740 shares and 38,115,111 shares outstanding
at December 31, 2004 and December 31, 2003, respectively)	501	492
Additional paid-in capital	198,183	185,991
Retained earnings	258,237	231,771
Unallocated common stock of Employee Stock Ownership Plan	(4,749)	(5,202)
Unearned common stock of Recognition and Retention Plan	(2,612)	(2,617)
Common stock held by the Benefit Maintenance Plan	(7,348)	(5,584)
Treasury stock (12,946,248 shares and 11,045,546 shares
at December 31, 2004 and December 31, 2003, respectively)	(157,263)	(120,086)
Accumulated other comprehensive (loss) income, net	(3,228)	(846)

TOTAL STOCKHOLDERS' EQUITY	281,721	283,919

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,377,266	$2,971,661

7 Page

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share amounts)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2004	2004	2003	2004	2003

Interest income:
Loans secured by real estate	$35,193	$35,462	$34,612	$138,720	$145,704
Other loans	47	65	66	235	273
Mortgage-backed securities	4,792	5,440	4,292	21,091	17,984
Investment securities	643	416	367	1,745	2,361
Other	778	323	251	1,830	2,793
Total interest income	41,453	41,706	39,588	163,621	169,115
Interest expense:
Deposits and escrow	9,139	9,488	8,331	37,873	38,221
Borrowed funds	8,512	8,165	10,558	29,903	32,842
Total interest expense	17,651	17,653	18,889	67,776	71,063
Net interest income	23,802	24,053	20,699	95,845	98,052
Provision for loan losses	100	60	80	280	288
Net interest income after
provision for loan losses	23,702	23,993	20,619	95,565	97,764

Non-interest income:
Service charges and other fees	1,375	1,619	1,757	6,296	6,518
Net (loss) gain on sales and
redemptions of assets	357	(427)	(1,803)	713	(303)
Prepayment fee income	1,067	2,352	4,806	9,797	15,432
Other	867	954	837	3,707	3,475
Total non-interest income	3,666	4,498	5,597	20,513	25,122
Non-interest expense:
Compensation and benefits	5,883	5,675	7,187	23,453	22,913
Occupancy and equipment	1,293	1,404	1,272	5,213	5,054
Core deposit intangible amortization	206	206	206	825	825
Other	3,618	3,205	3,010	12,916	12,017
Total non-interest expense	11,000	10,490	11,675	42,407	40,809

Income before taxes	16,368	18,001	14,541	73,671	82,077
Income tax expense	6,138	6,755	4,671	27,449	30,801

Net Income	$10,230	$11,246	$9,870	$46,222	$51,276

Earnings per Share:
Basic	$0.29	$0.32	$0.27	$1.31	$1.43
Diluted	$0.29	$0.31	$0.26	$1.28	$1.37

Average common shares
outstanding for Diluted EPS	35,861,646	35,998,094	37,300,295	36,212,000	37,350,257

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DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands except per share amounts)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2004	2004	2003	2004	2003

Performance and Other Selected Ratios:
Return on Average Assets	1.20%	1.30%	1.31%	1.38%	1.67%
Return on Average Stockholders' Equity	14.56%	16.41%	14.04%	16.76%	18.76%
Return on Average Tangible Stockholders' Equity	17.94%	20.15%	17.51%	20.76%	23.75%
Net Interest Spread (1)	2.71%	2.72%	3.20%	2.77%	3.25%
Net Interest Margin (1)	2.93%	2.92%	3.45%	3.00%	3.52%
Non-interest Expense to Average Assets	1.29%	1.22%	1.55%	1.27%	1.33%
Efficiency Ratio	40.57%	36.20%	41.55%	36.67%	33.05%
Effective Tax Rate	37.50%	37.53%	32.12%	37.26%	37.53%
Tangible Equity to Tangible Assets at period end	6.88%	7.82%	6.76%	6.88%	7.82%

Per Share Data:
Reported EPS (Diluted)	$0.29	$0.31	$0.26	$1.28	$1.37
Stated Book Value	7.58	7.51	7.45	7.58	7.45
Tangible Book Value	6.16	6.09	5.98	6.16	5.98

Average Balance Data:
Average Assets	$ 3,417,550	$ 3,448,112	$ 3,014,236	$ 3,352,192	$ 3,064,211
Average Interest Earning Assets	3,250,859	3,292,610	2,879,123	3,192,612	2,915,464
Average Stockholders' Equity	281,073	274,176	281,153	275,793	273,255
Average Tangible Stockholders' Equity	228,126	223,288	225,471	222,625	215,897
Average Loans	2,493,365	2,525,371	2,206,003	2,397,187	2,193,356
Average Deposits	2,226,096	2,276,974	2,026,947	2,249,390	2,045,739

Asset Quality Summary:
Net charge-offs (recoveries)	$ 59	$ 6	($ 17)	$ 132	$ 28
Nonperforming Loans	1,459	851	525	1,459	525
Nonperforming Loans/ Total Loans	0.06%	0.03%	0.02%	0.06%	0.02%
Nonperforming Assets/Total Assets	0.04%	0.02%	0.02%	0.04%	0.02%
Allowance for Loan Loss/Total Loans	0.62%	0.61%	0.68%	0.62%	0.68%
Allowance for Loan Loss/Nonperforming Loans	1065.32%	1807.52%	2860.57%	1065.32%	2860.57%

Regulatory Capital Ratios (Bank Only):
Tangible Capital Ratio	7.88%	7.86%	7.97%	7.88%	7.97%
Leverage Capital Ratio	7.88%	7.86%	7.97%	7.88%	7.97%
Risk -Based Capital Ratio	12.83%	14.84%	15.03%	12.83%	15.03%

Non-GAAP Disclosures - Cash Earnings Reconciliation and Ratios (2):
Net Income	$10,230	$11,246	$9,870	$46,222	$51,276
Additions to Net Income:
Core Deposit Intangible Amortization	206	206	206	825	825
Non-cash stock benefit plan expense	453	651	717	2,583	2,541
Cash Earnings	$10,889	$12,103	$10,793	$49,630	$54,642

Cash EPS (Diluted)	0.30	0.34	0.29	1.37	1.46
Cash Return on Average Assets	1.27%	1.40%	1.43%	1.48%	1.78%
Cash Return on Average Tangible Stockholders' Equity	19.09%	21.68%	19.15%	22.29%	25.31%

(1) Ratios exclude prepayment expenses on borrowings of $4,144,000 recorded during the three months ended December 31, 2003. Including these items, the net interest spread was 2.55% and the net interest margin was 2.88% during the three months ended December 31, 2003, and the net interest spread was 3.08% and the net interest margin was 3.36% during the twelve months ended December 31, 2003. There was no prepayment expense recorded on borrowings during the three months or twelve months ended December 31, 2004

(2) Cash earnings and related data are "Non-GAAP Disclosures." These disclosures present information which management considers useful to the readers of this report since they present a measure of the tangible equity generated from operations during each period presented. Tangible equity generation is a significant financial measure since banks are subject to regulatory requirements involving the maintenance of minimum tangible capital levels.

7 Page

DIME COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	December 31, 2004			September 30, 2004			December 31, 2003
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars In Thousands)
Assets:
Interest-earning assets:
Real Estate Loans	$2,490,166	$35,193	5.65%	$2,522,106	$35,462	5.62%	$2,202,588	$34,612	6.29%
Other loans	3,199	47	5.88	3,265	65	7.96	3,415	66	7.73
Mortgage-backed securities	550,525	4,792	3.48	630,131	5,440	3.45	497,909	4,292	3.45
Investment securities	56,173	643	4.58	50,458	416	3.30	41,910	367	3.50
Other short-term investments	150,796	778	2.06	86,650	323	1.49	133,301	251	0.75
Total interest earning assets	3,250,859	$41,453	5.10%	3,292,610	$41,706	5.07%	2,879,123	$39,588	5.50%
Non-interest earning assets	166,691			155,502			135,113
Total assets	$3,417,550			$3,448,112			$3,014,236

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
NOW, Super Now accounts	$44,092	$99	0.89%	$44,003	$117	1.05%	$35,685	$90	1.00%
Money Market accounts	791,133	2,893	1.45	827,387	2,985	1.43	739,699	2,498	1.34
Savings accounts	363,969	440	0.48	368,391	505	0.54	367,908	498	0.54
Certificates of deposit	933,990	5,707	2.43	942,465	5,881	2.48	793,605	5,245	2.62
Borrowed Funds	809,282	8,512	4.18	797,944	8,165	4.06	607,445	10,558	6.90
Total interest-bearing liabilities	2,942,466	$17,651	2.39%	2,980,190	$17,653	2.35%	2,544,342	$18,889	2.95%
Checking accounts	92,912			94,728			90,050
Other non-interest-bearing liabilities	101,099			99,018			98,691
Total liabilities	3,136,477			3,173,936			2,733,083
Stockholders' equity	281,073			274,176			281,153
Total liabilities and stockholders' equity	$3,417,550			$3,448,112			$3,014,236
Net interest income		$23,802			$24,053			$20,699
Net interest spread (1)			2.71%			2.72%			2.55%
Net interest-earning assets	$308,393			$312,420			$334,781
Net interest margin (1)			2.93%			2.92%			2.88%
Ratio of interest-earning assets
to interest-bearing liabilities			110.48%			110.48%			113.16%

(1) Ratios include prepayment expenses on borrowings of $4,144,000 recorded during the three months ended December 31, 2003. Excluding this item, the net interest spread was 3.20% and the net interest margin was 3.45% during the three months ended December 31, 2003.